     As filed with the Securities and Exchange Commission on May 30, 1997
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             _____________________

                             Metromail Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                                                             13-3015410
(State or other jurisdiction of                                     (I.R.S. Employer Identification No.)
 incorporation or organization)

          360 East 22nd Street                                                      60148
           Lombard, Illinois                                                      (Zip Code)
(Address of principal executive offices)


      Amended and Restated Metromail Corporation 1996 Stock Incentive Plan
                            (Full title of the plan)

                               Thomas J. Quarles
              Senior Vice President, Chief Administrative Officer,
                         General Counsel and Secretary
                             Metromail Corporation
                              360 East 22nd Street
                            Lombard, Illinois 60148
                                 (630) 620-3300
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                          ____________________________

                        CALCULATION OF REGISTRATION FEE


                                              Proposed       Proposed
     Title of             Amount              maximum        maximum          Amount of
 Securities to be          to be              offering      aggregate     registration fee
    registered          registered           price per       offering
                                               share          price
=========================================================================================
Common Stock,          1,100,000 shares(1)   $20.75(2)    $22,825,000(2)      $6,917
$.01 par value

Preferred Stock        1,100,000 rights         (3)            (3)              (3)
 Purchase Rights
=======================================================================================

(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported in the New York Stock Exchange Composite transactions on May 27, 1997.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================
     This Registration Statement is being filed with respect to the registration of additional shares of common stock, par value $.01 per share ("Common Stock"), of Metromail Corporation (the "Company"). The contents of the earlier effective registration statement (File No. 333-6265) are incorporated in this Registration Statement by reference.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


  Item 3.  Incorporation of Documents by Reference.

       The following additional documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Metromail Corporation (the "Company") are incorporated herein by reference:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

       (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997;

       (c) The description of the Common Stock, par value $.01 per share, of the Company which is contained in the Company's Registration Statement on Form 8-A, filed April 25, 1996, and the description of the related Preferred Stock Purchase Rights which is contained in the Company's Registration Statement on Form 8-A, filed February 26, 1997.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

  Item 8.  Exhibits.

   Exhibit
     No.                              Description
   -------                            -----------

  4(a)        Third Restated Certificate of Incorporation of the Company, as
              amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 3(i)).
  4(b)        By-laws of the Company (incorporated by reference to Registration
              Statement on Form S-1 (File No. 333-2042), Exhibit 3.2).
  4(c)        Rights Agreement, dated as of February 24, 1997, between the
              Company and American Stock Transfer and Trust Company, as Rights
              Agents (incorporated by reference to the Company's Registration
              Statement on Form 8-A, filed on February 26, 1997).
  5           Opinion of Sidley & Austin.
  10          Amended and Restated Metromail Corporation 1996 Stock Incentive
              Plan.
  23(a)       Consent of Arthur Andersen LLP.
  23(b)       Consent of Sidley & Austin (contained in Exhibit 5 hereto).

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 28th day of May, 1997.


                        METROMAIL CORPORATION


                        By: /s/ Kenneth A. Glowacki
                           ------------------------
                           Kenneth A. Glowacki
                           Vice President, Finance
                           (Authorized Officer and Principal Accounting Officer)



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                               Title(s)                            Date
          ---------                               --------                            ----
/s/ Barton L. Faber                    Chairman and Director                      May 28, 1997
----------------------------            (principal executive officer)
    Barton L. Faber


/s/ Susan L. Henricks                  President, Chief Executive                 May 28, 1997
----------------------------            Officer and Director
    Susan L. Henricks


/s/ Ronald G. Eidell                   Senior Vice President and Chief            May 28, 1997
----------------------------            Financial Officer (principal financial
    Ronald G. Eidell                    officer)


/s/ Kenneth A. Glowacki                Vice president, Finance (principal         May 28, 1997
----------------------------            accounting officer)
    Kenneth A. Glowacki


/s/ Peter F. Murphy
----------------------------           Director                                   May 28, 1997
    Peter F. Murphy


/s/ Jonathan P. Ward
----------------------------           Director                                   May 28, 1997
    Jonathan P. Ward


/s/ Robert C. McCormack                Director                                   May 28, 1997
----------------------------
    Robert C. McCormack

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                               Description of Exhibit
------                               ----------------------

4(a) Third Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 3(i)).

4(b) By-laws of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-2042),
                    Exhibit 3.2).

5*                  Opinion of Sidley & Austin.

10*                 Amended and Restated Metromail Corporation 1996 Stock
                    Incentive Plan

23(a)*              Consent of Arthur Andersen LLP.

23(b)* Consent of Sidley & Austin (contained in Exhibit 5 hereto).


________________________
*Filed herewith

                                       1